Exhibit 10.2

AMENDMENT AND CONSENT AGREEMENT

     This AMENDMENT AND CONSENT AGREEMENT (this “Agreement”) is made and entered into as of January 13, 2004 by and among TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), and each of the investors listed on the signature pages hereto (the “Investors”).

RECITALS

     WHEREAS, the Company and the Investors are parties to that certain Securities Purchase Agreement dated as of December 18, 2003 (the “Securities Purchase Agreement”) pursuant to which the Investors have agreed to purchase, and the Company has agreed to sell, the Debentures, Common Stock and Warrants (as each of those terms is defined in the Securities Purchase Agreement) and;

     WHEREAS, the Company and the Investors are parties to that certain Registration Rights Agreement dated as of December 18, 2003 (the “Registration Rights Agreement”) pursuant to which the Investors have been granted certain registration rights with respect to the Registrable Shares (as that term is defined in the Registration Rights Agreement), and;

     WHEREAS, Aether Systems, Inc., a Delaware corporation (“Aether”), the Company, TSYS Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of the Company and TeleCommunication Systems Limited, a company organized under the laws of England, have previously entered into that certain Purchase Agreement dated as of January 13, 2004, as amended by that certain Amendment No.1 to Purchase Agreement dated as of January 13, 2004 (together, the “Purchase Agreement”); and

     WHEREAS, the Purchase Agreement provides for the payment of a portion of the consideration to Aether by issuing $1 million worth of Class A Common Stock, par value $0.01 per share, of the Company, with the exact number of shares to be determined pursuant to the terms of the Purchase Agreement (the “Aether Shares”), which Aether Shares will be subject to a registration rights agreement between Aether and the Company (the “Aether Registration Rights Agreement”); and

     WHEREAS, the Company has requested, and the Investors intend to approve, an amendment to certain provisions of the Securities Purchase Agreement with respect to the issuance and sale of the Aether Shares; and

     WHEREAS, the Company has requested, and the Investors intend to grant, the Investors’ consent to the registration of the resale of the Aether Shares pursuant to the Registration Statement (as defined in the Registration Rights Agreement) notwithstanding the provisions of the Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT

     1.1 Amendments to Section 3 of the Securities Purchase Agreement. Section 3(p) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

          ‘(p) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 225,000,000 shares of Common Stock, of which 21,900,732 are issued and outstanding, 75,000,000 shares of Class B Common Stock, of which 9,507,988 are issued and outstanding, 11,794,786 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option and purchase plans and 32,046 shares of Common Stock are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) no shares of preferred stock. Pursuant to the purchase agreement for the Aether Acquisition (as that term is defined in Section 7(l) of this Agreement), the Company is obligated to issue $1 million worth of Common Stock to Aether Systems, Inc. as part of the consideration in the Aether Acquisition, with the exact number of such shares of Common Stock to be the quotient of (A) $1 million and (B) the arithmetic average of the Weighted Average Price (as that term is defined in the Debentures) of the Common Stock for the five trading days immediately prior to the closing date of the Aether Acquisition. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(p) of the Disclosure Schedule: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.’

     1.2 Amendments to Section 4 of the Securities Purchase Agreement. Section 4(k)(vii) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

               ‘(vii) Exception. The rights of the Buyers under this Section 4(k) shall not apply to: (A) Common Stock issued as a stock dividend to all holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (B) Securities issued to a Buyer pursuant to terms of the Debentures or upon exercise of the Warrants or issued upon conversion or exercise of any other currently outstanding securities of the Company pursuant to the terms of such securities, (C) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $20,000,000 (other than an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”), (D) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director of, or consultant or other service provider to, the Company for services provided to the Company, (E) securities issued not primarily for capital raising purposes and in connection with bona fide, arm’s length strategic partnerships, acquisitions or joint ventures (including, without limitation, licenses, licensors, customer and vendors) in which there is a significant commercial relationship with the Company, (F) with the prior written approval of a majority in interest of the Buyers, which will not be unreasonably withheld, conditioned or delayed and (G) the Aether Shares (collectively, “Excluded Securities”).’

     1.3 No Additional Consent or Waiver. The amendments set forth in this Article I shall not constitute a consent or waiver to or modification of any provision, term or condition of the Securities Purchase Agreement or any other Transaction Document (as that term is defined in the Securities Purchase Agreement), other than such terms, provisions, or conditions mentioned above. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Securities Purchase Agreement and any other Transaction Document shall otherwise remain in full force and effect.

ARTICLE II

CONSENT UNDER THE REGISTRATION RIGHTS AGREEMENT

     2.1 Consent Pursuant to Section 2(b) of the Registration Rights Agreement. Each of the Investors hereby consents, pursuant to the last sentence of Section 2(b) of the Registration Rights Agreement, to the registration of the resale of the Aether Shares through inclusion of the Aether Shares on the Registration Statement.

     2.2 Limitation on Consent. The consent set forth in this Article II shall not constitute a consent or waiver to or modification of any provision, term or condition of the Registration Rights Agreement, other than such terms, provisions, or conditions that are required to permit the registration of the resale of the Aether Shares pursuant to the Registration Statement. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Registration Rights Agreement shall otherwise remain in full force and effect.

ARTICLE III

ADDITIONAL AGREEMENTS

     3.1 Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.2 Construction.

          The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

     3.3 Governing Law.

          This Agreement shall be governed by and construed under and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of such state) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     3.4 Fees and Expense Reimbursement.

          The Company shall reimburse the Investors for the Investors’ reasonable expenses incurred in connection with the preparation, execution and performance of this Agreement and related closing matters.

(signatures appear on following page)

          IN WITNESS WHEREOF, the Company and each of the Investors have caused this Agreement to be executed and delivered, all as of the date first written above.

COMPANY:		INVESTORS:

TELECOMMUNICATION SYSTEMS, INC.		THE RIVERVIEW GROUP LLC

By:	/s/ Thomas M. Brandt, Jr.	By:	/s/ Terry Feeney

	Name: Thomas M. Brandt, Jr.		Name: Terry Feeney
	Title: Senior Vice President and Chief Financial Officer		Title: Chief Operating Officer

     IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of day and year first above written.

INVESTORS:

033 GROWTH PARTNERS I, L.P.

By:	/s/ Lawrence C. Longo

Name: Lawrence C. Longo
Title: Chief Operating Officer

033 GROWTH PARTNERS II, L.P.

By:	/s/ Lawrence C. Longo

Name: Lawrence C. Longo
Title: Chief Operating Officer

033 GROWTH INTERNATIONAL FUND, LTD.

By:	/s/ Lawrence C. Longo

Name: Lawrence C. Longo
Title: Chief Operating Officer

OYSTER POND PARTNERS, L.P.

By:	/s/ Lawrence C. Longo

Name: Lawrence C. Longo
Title: Chief Operating Officer

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